EXHIBIT 4.3










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                        AMENDMENT TO THE
            AMENDED AND RESTATED DECLARATION OF TRUST



               CONTINENTAL AIRLINES FINANCE TRUST

                     Dated as of May 9, 1996



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          AMENDMENT made as of May 9, 1996 by the undersigned
Regular Trustees, to the AMENDED AND RESTATED DECLARATION OF TRUST of Continental Airlines Finance Trust dated and effective as of November 28, 1996 (as modified, supplemented or amended from time to time, the "Declaration"; capitalized terms used but not defined herein shall have the meanings given to them in the Declaration) by the Trustees signatories thereto, Continental Airlines, Inc., a Delaware corporation, as Sponsor, and by the holders, from time to time, of undivided beneficial interests in the Trust issued pursuant to the Declaration;

          WHEREAS, the Trustees and the Sponsor established the Trust under the Delaware Business Trust Act pursuant to a Declaration of Trust dated as of November 17, 1995, as amended and restated pursuant to an Amended and Restated Declaration of Trust dated as of November 28, 1995, and a Certificate of Trust filed with the Secretary of State of the State of Delaware on November 17, 1995, for the sole purpose of issuing and selling certain securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in certain Debentures of the Debenture Issuer;

          WHEREAS, pursuant to Section 12.1(a)(i) of the Amended and Restated Declaration of Trust dated and effective as of November 28, 1995, the Regular Trustees wish to amend the Declaration in order to provide for a regular record date for the Preferred Securities of fifteen (15) days prior to the relevant payment date;

          NOW THEREFORE, it being the intention of the Regular Trustees to continue the Trust as a business trust under the Business Trust Act and that the Declaration, as amended by this Amendment, constitute the governing instrument of such business trust, the Regular Trustees declare that all assets contributed to the Trust will be held in trust for the benefit of the holders, from time to time, of the securities representing undivided beneficial interests under the Declaration, subject to the provisions of the Declaration, and, in consideration of the premises and mutual covenants herein contained, the Regular Trustees agree to amend the Amended and Restated Declaration of Trust dated and effective as of November 28, 1995 as follows:

1.  Section 2(c) of Annex I of the Amended and Restated
Declaration of Trust dated and effective as of November 28, 1995 is hereby amended by deleting the third sentence thereof on page
I-3 and adding the following sentence as the third sentence thereof:

          "Subject to any applicable laws and regulations and the provisions of the Declaration, the relevant record date in respect of Preferred Securities being held in book-entry form through The Depository Trust Company (the "Depositary") will be fifteen (15) days prior to the relevant payment dates, and each such payment will be made as described under the heading "Description of the Preferred Securities -- Book-entry only issuance -- The Depository Trust Company" in the Offering Memorandum."

2. Exhibit A-1 of the Amended and Restated Declaration of Trust dated and effective as of November 28, 1995 is hereby amended by deleting the first sentence of the second paragraph on the form of reverse of the Preferred Security on page A1-6 and adding the following sentence as the first sentence thereof:

          "Except as otherwise described below and in the Declaration, distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 1996, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures."

3. Exhibit A-2 of the Amended and Restated Declaration of Trust dated and effective as of November 28, 1995 is hereby amended by deleting the first sentence of the second paragraph on the form of reverse of the Exchanged Preferred Security on page A2-4 and adding the following sentence as the first sentence thereof:

          "Except as otherwise described below and in the Declaration, distributions on the Preferred Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 1996, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures."

4. This Amendment shall become effective when executed by each of the Regular Trustees. Upon the execution of this Amendment, the Declaration shall be modified in accordance herewith, and this Amendment shall form a part of the Declaration for all purposes; and every Holder of Securities heretofore or hereafter authenticated and delivered under the Declaration shall be bound hereby and thereby. Except as expressly amended hereby, the Declaration shall continue to be and shall remain in full force and effect.

5. Securities authenticated and delivered after the execution of this Amendment may, but need not, bear a notation in form approved by the Property Trustee as to any matter provided for in this Amendment. If the Regular Trustees shall so determine, new Securities so modified as to conform, in the opinion of the Property Trustee and the Regular Trustees, to this Amendment may be prepared and executed by the Trust and authenticated and delivered by the Property Trustee in exchange for outstanding Securities.

6. Unless the context otherwise requires, all references in the Declaration to Articles and Sections and Exhibits and the Annex are to Articles and Sections of, and Exhibits and the Annex to, the Declaration, as amended hereby, unless otherwise specified.

7. In accordance with Section 12.1(b)(i) of the Amended and Restated Declaration of Trust dated and effective as of November 28, 1995, each of the Trust and the Sponsor has delivered to the Property Trustee an Officers' Certificate stating that this Amendment is permitted by, and conforms to, the terms of the Amended and Restated Declaration of Trust dated and effective as of November 28, 1995 (including the terms of the Securities).

8. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

          IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

                                   Lawrence W. Kellner,
                                   as Regular Trustee

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                                   Jeffery A. Smisek,
                                   as Regular Trustee

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